LIST OF SUBSIDIARIES
                              --------------------


Subsidiaries of Boots & Coots International Well Control, Inc.
---------------------------------------------------------------
IWC Services, Inc.                               Texas
Boots & Coots Special Services, Inc.             Texas
Elmagco, Inc.                                    Delaware
Boots & Coots Services, Inc.                     Delaware

Subsidiaries of IWC Services, Inc.
-----------------------------------
Hell Fighters, Inc.                              Texas
Boots & Coots Overseas, Ltd.                     British Virgin Islands
International Well Control Services, Ltd.        Cayman Islands
IWC Engineering, Inc.                            Texas


Subsidiary of Boots & Coots Overseas, Ltd.
-------------------------------------------
Boots & Coots/IWC de Venezuela, S.A.             Venezuela